EXHIBIT 1

JOINT FILING AGREEMENT

This Agreement is dated as of November 10, 2004 among Terry Considine, Titahotwo Limited Partnership, RLLLP, Considine Family Foundation, Titaho Limited Partnership, RLLLP, Terry Considine 1998 April Trust and Timothy M. Considine (collectively, the “REPORTING PERSONS”).

WITNESSETH

WHEREAS, the Reporting Persons may be required to file a statement, and amendments thereto, containing the information required by Schedule 13D pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the ‘EXCHANGE ACT”), and Rule 13d-1 promulgated thereunder, in connection with the acquisition of shares of capital stock of American Land Lease, Inc., a Delaware corporation; and

WHEREAS, pursuant to Paragraph (k) of Rule 13d-1, the undersigned desire to satisfy any Schedule 13D filing obligation under Rule 13d-1 by a single joint filing.

NOW THEREFORE, in consideration of the foregoing, the undersigned hereto agree as follows:

1. The undersigned agree that any statement on Schedule 13D to which this Agreement is attached, and any amendments to such statement, are filed on behalf of each one of them.

2. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the undersigned have cause this Agreement to be duly executed and delivered on the date above indicated.

Dated: November 10, 2004	Terry Considine
/s/ Terry Considine

Dated: November 10, 2004	Titahotwo Limited Partnership, RLLLP

	By:	/s/ Terry Considine
	Name:	Terry Considine
	Title:	General Partner

Dated: November 10, 2004	Considine Family Foundation

	By:	/s/ Elizabeth C. Considine
	Name:	Elizabeth C. Considine
	Title:	President

Dated: November 16, 2004	Titaho Limited Partnership, RLLLP

	By:	/s/ Timothy M. Considine
	Name:	Timothy M. Considine
	Title:	Trustee for the general partner,
Terry Considine 1998 April Trust

Dated: November 16, 2004	Terry Considine 1998 April Trust

	By:	/s/ Timothy M. Considine
	Name:	Timothy M. Considine
	Title:	Trustee

Dated: November 16, 2004	Timothy M. Considine

/s/ Timothy M. Considine

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